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                                                                       Exhibit 3


                                     BY-LAWS

                                       OF

                                   AVNET, INC.








                          EFFECTIVE SEPTEMBER 15, 2003
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                             BY-LAWS OF AVNET, INC.

                                TABLE OF CONTENTS


                                    ARTICLE I
                                  SHAREHOLDERS

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Section 1.1.      Annual Meeting........................................       1
Section 1.2.      Special Meetings .....................................       1
Section 1.3.      Place of Meetings ....................................       1
Section 1.4.      Notice of Meetings ...................................       1
Section 1.5.      Waiver of Notice .....................................       2
Section 1.6.      Inspectors ...........................................       2
Section 1.7.      List of Shareholders at Meetings......................       3
Section 1.8.      Qualification of Voters ..............................       3
Section 1.9.      Quorum of Shareholders................................       3
Section 1.10.     Proxies   ............................................       3
Section 1.11.     Vote of Shareholders   ...............................       4
Section 1.12.     Written Consent of Shareholders.......................       4
Section 1.13.     Fixing Record Date....................................       5
Section 1.14.     Advance Notice of Shareholder Nominees
                  for Director and Other Shareholder Proposals..........       5
Section 1.15.     Organization..........................................       7


                                   ARTICLE II
                               BOARD OF DIRECTORS

Section 2.1.      Power of Board and Qualification of Directors.........       8
Section 2.2.      Number of Directors...................................       8
Section 2.3.      Election and Term of Directors........................       8
Section 2.4.      Quorum of Directors and Action by the Board...........       8
Section 2.5.      Meetings of the Board ................................       8
Section 2.6.      Resignation...........................................       9
Section 2.7.      Removal of Directors..................................       9
Section 2.8.      Newly Created Directorships and Vacancies.............       9
Section 2.9.      Compensation of Directors.............................       9
Section 2.10.     Directors Emeritus....................................      10

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
                                   ARTICLE III
                         EXECUTIVE AND OTHER COMMITTEES

Section 3.1.      Executive and Other Committees of Directors...........      10


                                   ARTICLE IV
                                    OFFICERS

Section 4.1.      Officers..............................................      11
Section 4.2.      Term of Office; Resignation; Removal; Vacancies;
                  Salaries..............................................      11
Section 4.3.      The Chairman of the Board and
                  Chief Executive Officer...............................      11
Section 4.4.      Vice Chairman of the Board............................      12
Section 4.5.      The President ........................................      12
Section 4.6.      Executive Vice Presidents; Senior Vice-
                  Presidents and Vice Presidents .......................      12
Section 4.7.      The Secretary ........................................      12
Section 4.8.      The Chief Financial Officer ..........................      13
Section 4.9.      The Treasurer.........................................      13
Section 4.10.     Controller............................................      13


                                    ARTICLE V
            FORMS OF CERTIFICATES AND LOSS AND TRANSFER OF SHARES

Section 5.1.      Forms of Share Certificates...........................      14
Section 5.2.      Transfers of Shares...................................      14
Section 5.3.      Lost, Stolen or Destroyed Share Certificates..........      14


                                   ARTICLE VI
                                  OTHER MATTERS

Section 6.1.      Corporate Seal .......................................      15
Section 6.2.      Fiscal Year...........................................      15
Section 6.3.      When Notice or Lapse of Time Unnecessary..............      15
Section 6.4.      Books to be Kept......................................      15
Section 6.5.      Interest of Directors and Officers in Transactions....      15
Section 6.6.      Indemnification of Directors and Officers.............      16
Section 6.7.      Amendments............................................      16

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                                     BY-LAWS

                                       OF

                                   AVNET, INC


                                    ARTICLE I

                                  SHAREHOLDERS

      Section 1.1. Annual Meeting. A meeting of shareholders shall be held annually for the election of directors at such date and time as may be designated by the Board of Directors. Any other proper business may be transacted at the annual meeting.

      Section 1.2. Special Meetings. Special meetings of the shareholders may be called by the Board of Directors or by the Chairman of the Board, to be held at such date and time as may be stated in the notice of the meeting. At any special meeting only such business may be transacted which is related to the purpose or purposes set forth in the notice of such special meeting given pursuant to
Section 1.4 of these by-laws.

      Section 1.3. Place of Meetings. Meetings of shareholders shall be held at such place within or without the State of New York as may be fixed by the Board of Directors. If no place is so fixed, such meetings shall be held at the principal executive office of the Corporation in the United States.

      Section 1.4. Notice of Meetings. Written or electronic notice of each meeting of shareholders shall be given stating the place, date and hour of the meeting. Notice of a special meeting of shareholders shall indicate that it is being issued by or at the direction of the person or persons calling the meeting and shall state the purpose or purposes for which the meeting is called. If, at any meeting of shareholders, action is proposed to be taken which would, if taken, entitle shareholders fulfilling the requirements of Section 623 of the New York Business Corporation Law to receive payment for their shares, the notice of such meeting shall include a statement of that purpose and to that effect and shall be accompanied by a copy of Section 623 or any successor statute then in effect or an outline of its material terms. Notice of any meeting of shareholders shall be given not fewer than ten (10) nor more than sixty (60) days before the date of the meeting, or shall be given by third class mail not fewer than twenty-four (24) nor more than sixty (60) days before the date of the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at the shareholder's address as it appears on the record of shareholders, or, if the shareholder shall have filed with the Secretary of the Corporation a request that notices to the shareholder be mailed to some other address, then directed to the shareholder at such other address. If transmitted electronically, such notice shall


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be deemed given when directed to the shareholder's electronic mail address as supplied by the shareholder to the Secretary of the Corporation or as otherwise directed pursuant to the shareholder's authorization or instructions. When a meeting of shareholders is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice under this
Section 1.4.

      Section 1.5. Waiver of Notice. Notice of meeting need not be given to any shareholder who submits a written or electronic waiver of notice whether before or after the meeting. If written, the waiver must be executed by the shareholder or the shareholder's authorized officer, director, employee or agent by signing such waiver or causing his or her signature to be affixed to such waiver by any reasonable means, including but not limited to facsimile signature. If electronic, the transmission of the waiver must either set forth or be submitted with information from which it can reasonably be determined that the transmission was authorized by the shareholder. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by such shareholder.

      Section 1.6. Inspectors. The Board of Directors shall appoint one or more inspectors to act at a meeting of shareholders or any adjournment thereof and make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed, or if such persons are unable to act at the meeting, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. The date and time (which need not be a particular time of day) of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced by the person presiding at the meeting at the beginning of the meeting and, if no date and time is so announced, the polls shall close at the end of the meeting, including any adjournment thereof. Except as otherwise required by the New York Business Corporation Law, no ballot, proxies or consents, nor any revocation thereof or changes thereto, shall be accepted by the inspectors after the closing of polls.


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      Section 1.7. List of Shareholders at Meetings. A list of shareholders as of the record date, certified by the Secretary or any Assistant Secretary or by a transfer agent, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors, or person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

      Section 1.8. Qualification of Voters. Every shareholder of record shall be entitled at every meeting of shareholders to one vote for every share standing in his, her or its name on the record of shareholders, unless otherwise provided in the certificate of incorporation. Treasury shares and shares held by another domestic or foreign corporation of any type or kind, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the Corporation, shall not be shares entitled to vote or to be counted in determining the total number of outstanding shares. Shares held by an administrator, executor, guardian, conservator, committee or other fiduciary, except a trustee, may be voted by him, her or it, either in person or by proxy, without transfer of such shares into his, her or its name. Shares held by a trustee may be voted by him, her or it, either in person or by proxy, only after the shares have been transferred into his, her or its name as trustee or into the name of his, her or its nominee. Shares standing in the name of another domestic or foreign corporation of any type or kind may be voted by such officer, agent or proxy as the by-laws of such corporation may provide, or, in the absence of such provision, as the board of directors of such corporation may determine. A shareholder shall not sell his, her or its vote or issue a proxy to vote to any person for any sum of money or anything of value except as permitted by law.

      Section 1.9. Quorum of Shareholders. Unless a greater quorum is required by law or by the certificate of incorporation or these by-laws, the holders of a majority of the votes of shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders for the transaction of any business, provided that when a specified item of business is required to be voted on by a particular class or series of shares, voting as a class, the holders of a majority of the votes of shares of such class or series shall constitute a quorum for the transaction of such specified item of business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders. The shareholders present in person or by proxy and entitled to vote may, by a majority of the votes cast, adjourn the meeting despite the absence of a quorum.

      Section 1.10. Proxies. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him, her or it by proxy. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law. The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the Secretary or any Assistant Secretary.


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      Without limiting the manner in which a shareholder may authorize another person or persons to act for him, her or it as proxy, the following shall constitute a valid means by which a shareholder may grant such authority:

            (1) A shareholder may execute a writing authorizing another person or persons to act for the shareholder as proxy. Execution may be accomplished by the shareholder or the shareholder's authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

            (2) A shareholder may authorize another person or persons to act for the shareholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be reasonably determined that the telegram, cablegram or other electronic transmission was authorized by the shareholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors shall specify the nature of the information upon which they relied.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 1.10 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

      Section 1.11. Vote of Shareholders. Directors shall, except as otherwise required by law or by the certificate of incorporation, be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election. Whenever any corporate action, other than the election of directors, is to be taken by vote of the shareholders, it shall, except as otherwise required by law or by the certificate of incorporation or by the specific provisions of a by-law adopted by the shareholders, be authorized by a majority of the votes cast in favor of or against such action at a meeting of shareholders by the holders of shares entitled to vote thereon. Except as otherwise provided in the certificate of incorporation or the specific provision of a by-law adopted by the shareholders, an abstention shall not constitute a vote cast.

      Section 1.12. Written Consent of Shareholders. Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon. Written consent thus given by the holders of all outstanding shares shall have the same effect as a unanimous vote of shareholders.


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      Section 1.13. Fixing Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed: (1) the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; and (2) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the Board of Directors relating thereto is adopted. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

      Section 1.14. Advance Notice of Shareholder Nominees for Director and Other Shareholder Proposals. (a) The matters to be considered and brought before any annual or special meeting of shareholders of the Corporation shall be limited to only such matters, including the nomination and election of directors, as shall be brought properly before such meeting in compliance with the procedures set forth in this Section 1.14.

            (b) For any matter to be properly brought before any annual meeting of shareholders, the matter must be (i) specified in the notice of annual meeting given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors or (iii) brought before the annual meeting in the manner specified in this Section 1.14(b) by a shareholder of record entitled to vote at the annual meeting of shareholders on such matter or a person (a "Nominee Holder") that holds voting securities entitled to vote at such meeting through a nominee or "street name" holder of record and can demonstrate to the Corporation such indirect ownership and such Nominee Holder's entitlement to vote such securities at the annual meeting on such matter. In addition to any other requirements under applicable law and the certificate of incorporation and by-laws of the Corporation, persons nominated by shareholders for election as directors of the Corporation and any other proposals by shareholders shall be properly brought before the meeting only if notice of any such matter to be presented by a shareholder at such meeting of shareholders (the "Shareholder Notice") shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not less than one hundred and twenty (120) nor more than one hundred and fifty (150) days prior to the date of the Corporation's proxy statement released to shareholders in connection with the annual meeting for the preceding year; provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before the anniversary date of the annual meeting for the preceding year and ends thirty
(30) days after such anniversary date (an annual meeting date outside such period being referred to herein as an "Other Meeting Date"), such Shareholder Notice shall be delivered in the manner provided herein by the later of the close of business on (i) the date one hundred and twenty (120) days prior to such Other Meeting Date or (ii) the tenth day following the date


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such Other Annual Meeting Date is first publicly announced or disclosed. Any shareholder desiring to nominate any person or persons (as the case may be) for election as a director or directors of the Corporation shall deliver, as part of such Shareholder Notice, a statement in writing setting forth the name of the person or persons to be nominated, the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by each such person, as reported to such shareholder by such nominee(s), the information regarding each such person required by paragraphs (a), (d), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation subsequently adopted by the Securities and Exchange Commission applicable to the Corporation), each such person's signed consent to serve as a director of the Corporation if elected, such shareholders' name and address, the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by such shareholder and, in the case of a Nominee Holder, evidence establishing such Nominee Holder's indirect ownership of, and entitlement to vote, securities at the meeting of shareholders. Any shareholder who gives a Shareholder Notice of any matter proposed to be brought before the meeting (other than to nominate a director or directors) shall deliver, as part of such Shareholder Notice, the text of the proposal to be presented and a brief written statement of the reasons why such shareholder favors the proposal and setting forth such shareholder's name and address, the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by such shareholder, any material interest of such shareholder in the matter proposed (other than as a shareholder) and, in the case of a Nominee Holder, evidence establishing such Nominee Holder's indirect ownership of, and entitlement to vote, securities at the meeting of shareholders. As used herein, shares "beneficially owned" shall mean all shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934 (the "Exchange Act").

      Notwithstanding anything in this Section 1.14(b) to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at the next annual meeting is increased and either all of the nominees for director at the next annual meeting or the size of the increased Board of Directors is not publicly announced or disclosed by the Corporation at least one hundred (100) days prior to the first anniversary of the preceding year's annual meeting, a Shareholder Notice shall also be considered timely hereunder, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not later than the close of business on the tenth day following the first date all of such nominees or the size of the increased Board of Directors shall have been publicly announced or disclosed.

            (c) At any special meeting of shareholders only such business may be transacted which is related to the purpose or purposes set forth in the notice of such meeting given pursuant to Section 1.4 of the by-laws. In the event that the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any shareholder may nominate a person or persons (as the case may be) for election to such positions(s) as specified in the Corporation's notice of meeting, if the Shareholder Notice required by Section 1.14(b) hereof shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not later than the close of business on the tenth day following the day on which the date of the special meeting and either the names of the nominees


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proposed by the Board of Directors to be elected at such meeting or the number of directors to be elected is publicly announced or disclosed.

            (d) For purposes of this Section 1.14, a matter shall be deemed to have been "publicly announced or disclosed" if such matter is disclosed in a press release reported by the Dow Jones News Service, Associated Press or comparable national news or wire service or in a document publicly filed by the Corporation with the Securities and Exchange Commission.

            (e) In no event shall the adjournment of an annual meeting or special meeting or the postponement of any meeting that does not require a change in the record date for such meeting, or any announcement thereof, commence a new period for the giving of notice as provided in this Section 1.14. This Section 1.14 shall not apply to (i) shareholder proposals made pursuant to and in compliance with Rule 14a-8 under the Exchange Act or (ii) the election of directors selected by or pursuant to any applicable provisions of the certificate of incorporation relating to the rights of the holders of any class or series of preferred stock to elect directors under specified circumstances.

            (f) The person presiding at any meeting of shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed to be brought before a meeting has been duly given in the manner provided in this Section 1.14 and, if not so given, shall direct and declare at the meeting that such nominees and other matters are out of order and shall not be considered.

      Section 1.15. Organization. Meetings of shareholders shall be presided over by the Chairman of the Board, or in the absence of the Chairman of the Board by the Vice Chairman of the Board, if any, or in the absence of the Vice Chairman of the Board by the President, if any, or in the absence of the President by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting. The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the polls.

                                   ARTICLE II

                               BOARD OF DIRECTORS

      Section 2.1. Power of Board and Qualification of Directors. The business of the Corporation shall be managed under the direction of the Board of Directors. Each director shall be at least eighteen years of age.

      Section 2.2. Number of Directors. The Board of Directors shall consist of three or more members and currently consists of ten members. The number of directors constituting the Board may be fixed from time to time by a majority of the total number of directors which the Corporation would have, prior to any increase or decrease, if there were no vacancies, provided that no decrease shall shorten the term of any incumbent director.

      Section 2.3. Election and Term of Directors. At each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting and until their successors have been elected and qualified.

      Section 2.4. Quorum of Directors and Action by the Board. Unless a greater proportion is required by law or by the certificate of incorporation, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business or of any specified item of business. Except as otherwise provided by law or the certificate of incorporation or these by-laws, the vote of a majority of the directors present at a meeting at the time of such vote, if a quorum is then present, shall be the act of the Board. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents by the members of the Board shall be filed with the minutes of the proceedings of the Board. Except as otherwise provided by law, all corporate action to be taken by the Board of Directors shall be taken at a meeting of the Board or by unanimous written consent. Any one or more members of the Board of Directors may participate in a meeting of the Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, and participation by such means shall constitute presence in person at such meeting.

      Section 2.5. Meetings of the Board. An annual meeting of the Board of Directors shall be held in each year as soon as practicable after the annual meeting of shareholders. Regular meetings of the Board shall be held at such times as may be fixed by the Board. Special meetings of the Board may be held at any time whenever called by the Chairman of the Board or any two directors. Meetings of the Board of Directors shall be held at such places as may be fixed by the Board for annual and regular meetings and in the notice of meeting for special meetings. No notice need be given of annual or regular meetings of the Board of Directors. Notice of each special meeting of the Board shall be given to each director either by mail not later than noon, New York time, on the fifth business day prior to the meeting or by facsimile transmission, electronic mail or by hand delivery to the director not later than noon, New York time, on the day prior to the meeting. Notices shall be deemed to have been given by mail when


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deposited in the United States mail, by facsimile transmission or electronic mail upon confirmation of receipt, and by hand delivery at the time of delivery by the messenger. Notices by mail, facsimile transmission, electronic mail or hand delivery shall be sent to each director at the address, facsimile number or electronic mail address designated by him or her for that purpose, or, if none has been so designated, at his or her last known residence or business address. Notice of a meeting of the Board of Directors need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him or her. A notice or waiver of notice need not specify the purpose of any meeting of the Board of Directors. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of any adjournment of a meeting to another time or place shall be given in the manner described above to the directors who were not present at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

      Section 2.6. Resignation. Any director of the Corporation may resign at any time by giving written notice to the Board of Directors or to the Chairman of the Board or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective.

      Section 2.7. Removal of Directors. Any or all of the directors may be removed with or without cause as provided in Article IX of the certificate of incorporation.

      Section 2.8. Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason, except the removal of directors without cause, may be filled by vote of the Board. If the number of directors then in office is less than a quorum, such newly created directorships and vacancies may be filled by vote of a majority of the directors then in office. A director elected to fill a vacancy, unless elected by the shareholders, shall hold office until the next meeting of shareholders at which the election of directors is in the regular order of business, and until his or her successor has been elected and qualified.

      Section 2.9. Compensation of Directors. Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board, a fixed annual fee, and/or a fixed fee per meeting attended, stock-based compensation and expenses of attendance, if any, may be allowed to those directors who are not officers or employees of the Corporation or any of its subsidiaries; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees of the Board of Directors, whether or not officers and employees of the Corporation or its subsidiaries, may be allowed additional compensation of the same type in such manner and amount as the Board of Directors shall fix.


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
      Section 2.10. Directors Emeritus. The Board of Directors may, by resolution or resolutions passed by a majority of the entire Board, appoint any former non-employee director to be a Director Emeritus and to remain so at the pleasure of the Board until such Director would otherwise retire pursuant to the mandatory retirement policy of the Board. Directors Emeritus may be invited to attend meetings of the Board or any committee of the Board and to participate in discussions at such meetings but shall not be entitled to vote or to serve as a member of the Board or any committee thereof. Directors Emeritus shall not be entitled to receive annual fees, meeting fees or stock-based compensation.


                                   ARTICLE III

                         EXECUTIVE AND OTHER COMMITTEES

      Section 3.1. Executive and Other Committees of Directors. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members an executive committee and other committees, each consisting of one or more directors, and each of which, to the extent provided in the resolution, shall have all the authority of the Board, except that no such committee shall have authority as to (1) the submission to shareholders of any action that needs shareholders' approval under applicable law; (2) the filling of vacancies in the Board or in any committee thereof; (3) the fixing of compensation of the directors for serving on the Board or on any committee thereof, (4) the amendment or repeal of the by-laws, or the adoption of new by-laws, or (5) the amendment or repeal of any resolution of the Board which, by its terms, shall not be so amendable or repealable. The Board may designate one or more directors as alternate members of any such committee who may replace any absent or disqualified member or members at any meeting of such committee. Unless the Board of Directors otherwise provides, each committee designated by the Board may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present or the unanimous written consent of all members thereof shall be the act of such committee, any one or more members of such committee may participate in a meeting of such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time and participation by such means shall constitute presence in person at such meeting, and in other respects each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these by-laws. Each such committee shall serve at the pleasure of the Board of Directors.


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
                                   ARTICLE IV

                                    OFFICERS

      Section 4.1. Officers. As soon as practicable after the annual meeting of shareholders in each year, the Board of Directors shall elect a Chairman of the Board and Chief Executive Officer, a Secretary, a Chief Financial Officer and a Controller, and it may, if it so determines, elect or appoint from among its members one or more Vice Chairmen of the Board. The Board may also elect or appoint a President, a Treasurer or one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controllers and may give any of them such further designations or alternate titles as it considers desirable. Any two or more offices may be held by the same person.

      Section 4.2. Term of Office; Resignation; Removal; Vacancies; Salaries. Except as otherwise provided in the resolution of the Board of Directors electing or appointing any officer, all officers shall be elected to hold office until the meeting of the Board of Directors following the next succeeding annual meeting of shareholders. Each officer shall hold office for the term for which he or she is elected or appointed, and until his or her successor has been elected or appointed and qualified. Any officer may resign at any time by giving written notice to the Board of Directors or to the Chairman of the Board and Chief Executive Officer or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Any officer may be removed by the Board, with or without cause, at any time. Removal of an officer without cause shall be without prejudice to his or her contract rights, if any, with the Corporation, but the election or appointment of an officer shall not of itself create contract rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board. The Compensation Committee shall fix the compensation of (i) executives whose total annual salary and bonus compensation exceeds, or is anticipated to exceed, $500,000 in any fiscal year and (ii) the Chief Executive Officer and the four executive officers other than the Chief Executive Officer with the highest total annual salary and bonus compensation, whether or not such compensation exceeds, or is anticipated to exceed, $500,000 in a fiscal year.

      Section 4.3. The Chairman of the Board and Chief Executive Officer. The Chairman of the Board shall also be the Chief Executive Officer of the Corporation. He or she shall have general charge, control and supervision of all the business and affairs of the Corporation, subject to the control of the Board of Directors. He or she shall have power to execute, on behalf of the Corporation, contracts, conveyances and other instruments, except in cases where the signing, execution or delivery thereof shall be expressly delegated by the Board of Directors or by these by-laws to some other officer or agent of the Corporation or where such documents shall be required by law otherwise to be signed, executed or delivered. He or she shall have the authority to sign all filings of the Corporation with the Securities and Exchange Commission made pursuant to the Securities Act of 1933 and the Exchange Act requiring the signature of the principal executive officer. He or she shall also perform such other duties as may be assigned to him from time to time by the Board of Directors. He or she shall preside at all meetings of the Board of Directors and of the shareholders. He or she shall have power to appoint and fix the compensation of all employees and agents of the Corporation whose appointment and compensation are not otherwise provided for in
Section 4.2 of these by-laws, and to remove or suspend employees and agents that have not been appointed by the Board of Directors.

      Section 4.4. Vice Chairman of the Board. The Vice Chairman or Vice Chairmen of the Board, if any, shall have such powers and perform such duties as may be assigned to him, her or them from time to time by the Board of Directors or the Chairman of the Board and shall, in the absence of the Chairman of the Board, preside at all meetings of the Board of Directors and of the shareholders. He, she or they shall have power to execute, on behalf of the Corporation, contracts, conveyances and other instruments, except in cases where the signing or execution or delivery thereof shall be expressly delegated by the Board of Directors or by these by-laws to some other officer or agent of the Corporation or where such documents shall be required by law otherwise to be signed, executed or delivered.

      Section 4.5. The President. The President, if any, shall have such powers and perform such duties as may be assigned to him or her from time to time by the Board of Directors or the Chairman of the Board. The President shall report directly to the Chairman of the Board. In the absence of the Chairman of the Board or in case the office of Chairman of the Board is vacant because of death or other cause, the President shall have the authority to exercise the powers and perform the duties of the Chairman of the Board, except to the extent otherwise provided by these by-laws and except insofar as such powers shall be limited by resolution of the Board of Directors. He or she shall have power to execute, on behalf of the Corporation, contracts, conveyances and other instruments, except in cases where the signing, execution or delivery thereof shall be expressly delegated by the Board of Directors or by these by-laws to some other officer or agent of the Corporation or where any of them shall be required by law otherwise to be signed, executed or delivered.

      Section 4.6. Executive Vice Presidents, Senior Vice Presidents and Vice Presidents. The Executive Vice Presidents, Senior Vice Presidents and Vice Presidents, if any, shall have such powers and perform such duties as may be assigned to them from time to time by the Board of Directors or the Chairman of the Board. The Executive Vice Presidents, Senior Vice Presidents and Vice Presidents shall have authority to exercise the powers and perform the duties required to carry on the Corporation's affairs in the areas to which they are assigned when authorized to do so by the Board of Directors or the Chairman of the Board.

      Section 4.7. The Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose. He or she shall give or cause to be given notice of all meetings of shareholders and special meetings of the Board of Directors and shall perform such other duties as may be assigned to him or her from time to time by the Board of Directors or the Chairman of the Board. He or she shall keep in safe custody the seal of the Corporation and may affix it to any instrument the execution of which, on behalf of the Corporation, is duly authorized. Assistant Secretaries, if appointed, shall perform such duties as the Secretary or the Board of Directors may delegate to them. In the absence of the Secretary or an Assistant Secretary, the seal of the Corporation may be affixed by any other officer to any instrument the execution of which, on behalf of the Corporation, is duly authorized.

      Section 4.8. The Chief Financial Officer. The Chief Financial Officer shall have principal responsibility for financial matters of the Corporation and shall perform such other duties as the Chairman of the Board or the Board of Directors may prescribe. The Chief Financial Officer shall have the authority to sign all filings of the Corporation with the Securities and Exchange Commission made pursuant to the Securities Act of 1933 and the Exchange Act requiring the signature of the principal financial officer. In the absence of a Treasurer or a Controller, the Chief Financial Officer shall be responsible for carrying out the duties of the Treasurer or the Controller, as the case may be.

      Section 4.9. The Treasurer. The Treasurer, if any, shall report to the Chief Financial Officer. He or she shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board and to the directors at the regular meetings of the Board, or whenever they may require it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. He or she shall, if required by the Board, give the Corporation a bond in such sum or sums and with such surety or sureties as shall be satisfactory to the Board, conditioned upon the faithful performance of his or her duties and for the restoration to the Corporation in case of his or her death, resignation, retirement or removal from office of all books, papers, vouchers, money and other property of whatever kind in his or her possession, or under his or her control belonging to the Corporation. Assistant Treasurers, if appointed by the Board of Directors, shall perform such duties as the Treasurer or the Board of Directors may prescribe.

      Section 4.10. Controller. The Controller shall report to the Chief Financial Officer and shall maintain adequate records of all assets, liabilities and transactions of the Corporation, shall see that adequate audits thereof are currently and regularly made and, in conjunction with other officers and department heads, shall initiate and enforce measures and procedures whereby the business of the Corporation shall be conducted with the maximum safety, efficiency and economy. He or she shall have the authority to sign all filings of the Corporation with the Securities and Exchange Commission made pursuant to the Securities Act of 1933 and the Exchange Act requiring the signature of the chief accounting officer, and to exercise such other powers, and perform such other duties, as may be assigned to him or her from time to time by the Chief Financial Officer, the Board of Directors or the Chairman of the Board.


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
                                    ARTICLE V

            FORMS OF CERTIFICATES AND LOSS AND TRANSFER OF SHARES

      Section 5.1. Forms of Share Certificates. The shares of the Corporation shall be represented by certificates, in such forms as the Board of Directors may prescribe, signed by the Chairman or a Vice Chairman of the Board or the President or an Executive Vice President, Senior Vice President or a Vice President, and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of issue. Each certificate representing shares issued by the Corporation shall set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designation, relative rights, preferences and limitations of the shares of each class authorized to be issued and, if the Corporation is authorized to issue any class of preferred shares in series, the designation, relative rights, preferences and limitations of each such series so far as the same have been fixed and the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of other series. Each certificate representing shares shall state upon the face thereof (1) that the Corporation is formed under the laws of the State of New York; (2) the name of the person or person to whom issued; and (3) the number and class of shares, and the designation of the series, if any, which such certificate represents.

      Section 5.2. Transfers of Shares. Shares of the Corporation shall be transferable on the record of shareholders upon presentation to the Corporation or a transfer agent of a certificate or certificates representing the shares requested to be transferred, with proper endorsement on the certificate or on a separate accompanying document, together with such evidence of the payment of transfer taxes and compliance with other provisions of law as the Corporation or its transfer agent may require.

      Section 5.3. Lost, Stolen or Destroyed Share Certificates. The Corporation may issue a new certificate for shares in place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the Board of Directors may require the owner of the lost or destroyed certificate, or such owner's legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss or destruction of any such certificate or the issuance of any such new certificate.

                                   ARTICLE VI

                                  OTHER MATTERS

      Section 6.1. Corporate Seal. The Board of Directors may adopt a corporate seal, alter such seal at pleasure, and authorize it to be used by causing it or a facsimile to be affixed or impressed or reproduced in any other manner.

      Section 6.2. Fiscal Year. The fiscal year of the Corporation shall end on the Saturday closest to June 30 in each year, and the first day of the subsequent fiscal year shall begin on the day next following the last day of the previous fiscal year.

      Section 6.3. When Notice or Lapse of Time Unnecessary. Whenever for any reason the Corporation or the Board of Directors or any committee thereof is authorized to take any action after notice to any person or persons or after the lapse of a prescribed period of time, such action may be taken without notice and without the lapse of such period of time if at any time before or after such action is completed the person or persons entitled to such notice or entitled to participate in the action to be taken or, in the case of a shareholder, his or her attorney-in-fact, submit a signed waiver of notice of such requirements.

      Section 6.4. Books to be Kept. The Corporation shall keep (a) correct and complete books and records of account, (b) minutes of the proceedings of the shareholders, Board of Directors and its executive committee, if any, and (c) a current list of the directors and officers; and the Corporation shall also keep at the office of its transfer agent or registrar in the State of New York a record containing the names and addresses of all shareholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof. Any of the foregoing books, minutes or records may be in written form or in any other form capable of being converted into written form within a reasonable time.

      Section 6.5. Interest of Directors and Officers in Transactions. No contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any other corporation, firm, association or other entity in which one or more of its directors are directors or officers, or have a substantial financial interest, shall be either void or voidable for this reason alone or by reason alone that such director or directors are present at the meeting of the Board of Directors, or of a committee thereof, which approves such contract or transaction, or that his, her or their votes are counted for such purpose:

            (1) If the material facts as to such director's interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the Board of Directors or a committee thereof, and the Board or committee approves such contract or transaction by a vote sufficient for such purpose without counting the vote of such interested director or, if the votes of the disinterested directors are insufficient to constitute an act of the Board under Section 2.4 of these by-laws, by unanimous vote of the disinterested directors; or

            (2) If the material facts as to such director's interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the shareholders entitled to vote thereon, and such contract or transaction is approved by vote of such shareholders.

If a contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any other corporation, firm, association or other entity in which one or more of its directors are directors or officers, or have a substantial financial interest, is not approved as provided above, the Corporation may avoid the contract or transaction unless the party or parties thereto shall establish affirmatively that the contract or transaction was fair and reasonable as to the Corporation at the time it was approved by the Board, a committee or the shareholders.

      Section 6.6. Indemnification of Directors and Officers. The Corporation shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of any other enterprise which any director or officer of the Corporation served in any capacity, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the Corporation or serves or served such other enterprise in any capacity at the request of the Corporation. Expenses incurred by any such person in defending any such action or proceeding shall be paid or reimbursed by the Corporation in advance of the final disposition of such action or proceeding promptly upon receipt by it of an undertaking by or on behalf of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this by-law shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director or officer as provided above. No amendment of this by-law shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this by-law, the term "corporation" shall include any constituent or subsidiary corporation (including any constituent of a constituent or subsidiary of a subsidiary) absorbed by the Corporation in a consolidation or merger; the term "other enterprise" shall include any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; service "at the request of the Corporation" shall include service as a director, officer or employee of the Corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action taken or omitted by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

      Section 6.7. Amendments. By-laws of the Corporation may be adopted, amended or repealed by a majority of the votes cast by the shares at the time entitled to vote in the election of any directors. By-laws may also be adopted, amended or repealed by the Board of Directors by the vote of a majority of the directors present at a meeting of the Board at which a quorum is present. Any by-law adopted by the Board may be amended or repealed by the shareholders entitled to vote thereon as herein provided.


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